ARTICLE I

                           BUSINESS NAME AND PRINCIPAL
                               OFFICE OF TRUSTEES
                           ---------------------------

            1. The name of the Trust created hereby shall be "175 AMLEGION REVERE REALTY TRUST," which name shall refer to the Trustees collectively as Trustees, but not as individuals or personally; and in which name they may, as hereinafter provided and as Trustees and not as individuals, make and execute contracts and all kinds of instruments, conduct business, acquire and convey real or personal property and sue and be sued.

            2. The principal office of the Trustees shall be at 175 McClellan Highway, East Boston, Massachusetts 02128-9114 or at such other place as the Trustees may from time to time designate.

                                   ARTICLE II
                                   DEFINITIONS
                                   -----------

            In this instrument wherever the context permits, the following words shall have respectively the following meanings:

            1. "Trustee" or "Trustees" shall mean a Trustee or Trustees for the time being under this Declaration however appointed.

            2. "Shareholder" or "shareholders" shall mean a person or persons for the time being a holder or holders of record on the books of the Trust of transferable shares in the Trust hereby created.

            3. "Trust estate" shall mean any and all property, whether real, personal or mixed, held by the Trustees under the terms and provisions of this Declaration.
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                                                                               2


            4. "Person" or "persons" shall mean any person or persons whether acting in an individual, representative or fiduciary capacity, and in any firm or firms, corporation or corporations, partnership or partnerships, business trust or business trusts, so-called, and any legal entity or entities whatsoever.

            5. "Majority vote" shall mean a vote by a majority of the number of shares of this Trust then outstanding hereunder and entitled to vote.

                                   ARTICLE III
                                    PURPOSES
                                    --------

            The Trust is established for the purpose of investing and reinvesting in, and the purchase, improvement, development, holding and management of, real and/or personal property of every kind and nature, and for the purpose of enabling the Trustees to hold and manage the trust estate. All property now held or hereafter acquired by the Trustees or any of them or their successors in their capacities as Trustees hereunder, and all income and profits therefrom, shall be held by them in trust and shall be by them managed, administered, received, collected, disbursed, disposed of or distributed for the benefit of the shareholders in the manner herein provided and subject to the terms and conditions set forth in this Declaration and any amendments thereto. It is expressly declared that there is hereby created a trust of the type commonly known as a business trust, and not a partnership or a joint venture or joint stock association.

                                   ARTICLE IV

                        TRUSTEES: NUMBER, TERM OF OFFICE,
                          ELECTION AND RELATED MATTERS
                        ---------------------------------

            1. The Trustees hereunder shall be three (3) in number until a different number shall be fixed by the shareholders as herein provided. At any annual meeting of the shareholders, or at any special meeting of the shareholders called for the purpose, such number may be at any time and from time to time increased to such number as may be fixed by majority vote, and at any such meeting such number of Trustees, if then greater than three (3), may be reduced by a similar vote to any number not less than three (3).

            2. The Trustees herein named shall hold office until the first annual meeting of the shareholders, and every Trustee hereafter elected shall hold office until the annual meeting of the shareholders next succeeding his election; and in either case, each such Trustee shall con-
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                                                                               3


tinue in office after any such annual meeting until his respective successor has been duly elected and has qualified as hereinafter provided.

            3. At each annual meeting of the shareholders they may, by a majority vote, a quorum being present, elect Trustees for the ensuing year of such number as may be then fixed as hereinbefore provided, and any one or more of the Trustees previously in office may be re-elected. At any special meeting at which the number of Trustees is increased as hereinbefore provided, the shareholders may by majority vote, a quorum being present, elect the additional Trustees so provided for.

            4. In the event of a vacancy or vacancies in the office of Trustees, for any reason whatsoever, the remaining Trustee or Trustees shall appoint a successor or successors to fill such vacancy or vacancies and to serve until the next annual meeting of the shareholders; provided, however, that until such successor or successors shall have been appointed as aforesaid and shall have qualified as hereinafter provided, the remaining Trustees or Trustee, if there is only one, shall have and may exercise all of the powers of the Trustees hereunder. In the event that, for any reason whatsoever, there shall be no remaining Trustee acting hereunder, the shareholders may, at a meeting called for the purpose, by majority vote, appoint successor Trustees.

            5. Every Trustee elected by the shareholders or appointed to fill a vacancy by the Trustees as hereinabove provided shall be required, except in case of re-election, to qualify as such Trustee by signing, sealing, acknowledging and depositing with the Secretary of the Trust, within twenty (20) days after his election, a written statement containing a declaration of his acceptance of such office and of the trusts, duties and obligations imposed upon him as such Trustee hereunder. In the event of the failure of any person so elected to qualify in the manner herein provided, then the election of such person shall be null and void and the vacancy thereby created shall be filled by the Trustees as in paragraph 4 of this Article provided.

            6. Any Trustee may be removed during his term at any regular meeting of the Trustees or any meeting specially called for that purpose, by vote of a majority of all the Trustees, for any cause by them deemed sufficient.

            7. Any Trustee may resign his trust at any time by written instrument, signed and acknowledged by him in the manner appropriate for acknowledgment of deeds in Massachusetts and delivered to the President, Secretary, or to any other Trustee.
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                                                                               4


            8. Whenever any change in Trustees takes place hereunder for any reason whatsoever, the title to the entire trust estate as previously vested in the former Trustees shall immediately vest in the Trustees holding office as a result of such change, without any conveyance from any outgoing Trustee or from the heirs, executors or administrators of any deceased Trustee, or from the continuing Trustees or any of them; but notwithstanding this provision, it shall be the duty of each outgoing Trustee, and the legal representative or representatives of any deceased Trustee or of any Trustee who may have become incompetent, and of each continuing Trustee, to execute, acknowledge and deliver such instruments of conveyance as shall be deemed by the Trustees advisable and appropriate for the purpose of confirming the title vested as aforesaid in the Trustees then holding office.

            9. Any instrument signed or action taken by any one (1) of the Trustees then in office shall be conclusive and binding as if taken or signed by all of the Trustees, except that any certificate signed in accordance with the provisions of paragraph 3 of Article XI hereof shall have the same effect as if signed by all the Trustees, and except further that any check or other instrument signed by the Treasurer as provided in Paragraph 3 of Article VII hereof, or any check or other instrument signed by any other person or persons to whom such power may have been delegated under the provisions of Paragraph 12 of Article V and Paragraph 1 of Article VII, or any action taken by any agent, manager or assistant appointed under and acting pursuant to the provisions of Paragraph 11 of Article V hereof, shall have the same effect as if signed or taken by all the Trustees.

            10. The Trustees shall, at the annual meeting of the shareholders, make a financial report to the shareholders for the fiscal year next preceding.

            11. The Trustees may receive such compensation, regular or special, as they shall determine to be reasonable and proper.

                                    ARTICLE V
                                TRUSTEES' POWERS
                                ----------------

            The Trustees shall hold the legal title to the trust estate and shall have full power to deal therewith as if they were the beneficial owners thereof, free from any control or dominion by the shareholders; and without in any way limiting the generality of the foregoing, the Trustees shall have the following powers, and such additional powers as may be incidental thereto:
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                                                                               5


            1. To purchase, or to take under lease, own, maintain, acquire, develop, and improve real or personal property or any interest or rights therein without limit as to kind or amount, and to sell, convey, exchange, or otherwise dispose of the same free and discharged of all trusts hereunder.

            2. To construct, alter, maintain, repair, demolish, rebuild and improve buildings, whether on land of the Trustees or upon other lands; and to convert and appropriate any such lands into, and build and form, roads, streets and all other conveniences.

            3. To make such agreements with owners of adjoining property in regard to easements of every sort and description, boundary lines, party walls or other like subjects of agreement as they may deem necessary or convenient for the purposes hereof; and to register or confirm in the Land Court of the Commonwealth of Massachusetts title to any real property in the trust estate.

            4. To lease, or to let to tenants at will, upon such terms and conditions and with such stipulations and agreements as they may deem desirable, any part or parts of the trust estate, and to accept surrenders of leases and tenancies; and otherwise to deal in leases in any manner which the Trustees may deem expedient or desirable, including without limitation the power to assign, take assignments of, amend, terminate, renew and extend existing or future leases.

            5. To borrow money in such amount and in such manner as they deem advisable, and to issue notes and other obligations therefor, and, if they shall so determine, to secure the payment thereof by mortgage (including purchase money mortgage) or pledge of any part or parts of the trust estate, binding however the trust estate only and not the Trustees or the shareholders individually.

            6. To refund, discharge and pay off or renew, replace or extend any mortgage, pledge or charge now or in the future existing upon the trust estate or any part thereof; and to assign, extend, discharge and give partial releases from any mortgage which may be a part of the trust estate; and otherwise to deal in mortgages in any manner which the Trustees may deem expedient or desirable.

            7. To lend money to any person, and on such terms, with or without security, as the Trustees shall determine.

            8. To make any compositions or arrangements with tenants, creditors or debtors, and to compromise and settle any claims, damages and judgments in favor of the Trustees
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                                                                               6


or against the Trustees or the trust estate, in such amounts, and upon such terms or conditions as the Trustees shall in their sole discretion determine, and to make or receive payment therefor, as the case may be; to institute or defend against any proceedings at law or in equity; to enforce or maintain any rights in respect to the trust estate; and to submit any dispute to arbitration.

            9. To declare dividends pursuant to the provisions of Article X hereof; and from time to time, for such consideration and upon such terms and conditions as the Trustees shall in their sole discretion determine, to issue, sell and exchange, pursuant to the provisions of Article VIII of this Trust, and to purchase and redeem, shares of this Trust.

            10. To exercise any and all powers and rights as holder of any stocks, shares, bonds, securities or obligations forming a part of the trust estate to the same extent that any individual holder thereof could exercise the same.

            11. To employ or consult engineers, brokers, accountants, architects, auctioneers, attorneys, or specialists in any field of endeavor whatsoever, whether or not disinterested, and whether or not Trustees, agents or representatives of this Trust, and to determine whether or not to act on the advice of any such person; to employ such managers, agents or other assistants as they shall think proper for the conduct of the business of the Trust, and to delegate to any such person such duties, responsibilities and powers as they in their discretion deem advisable; and to fix the compensation, in such amounts as the Trustees shall determine, for the services for any person so employed or consulted.

            12. To delegate to and among any one or more of themselves such of their powers or duties hereunder as they shall in their sole discretion determine; and to appoint officers as in Article VII provided, and a writing signed as in paragraph 3 of Article XI provided shall be sufficient evidence of such delegation or appointment.

            13. To execute, seal, acknowledge and deliver deeds, releases, agreements and all other instruments whatsoever which the Trustees deem expedient in implementing the purposes of this Trust.

            14. To pay out any money which the Trustees deem expedient or proper in connection with the administration of the trust estate.

            15. To allow or cause, notwithstanding any other provisions of
Article V hereof, any property, whether real or personal, to be transferred into the name or names of any
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                                                                               7


one or more of them, or into the name or names of any nominee or other person designated by them, and to allow any such property to remain in such names for so long as they in their sole discretion may determine, and the same may be done in such manner as not to give notice that such property is affected by any trust.

            16. To deposit any funds of this Trust in any bank or trust company, and entrust to such bank or trust company, or to a safe deposit company for safekeeping, any of the securities, monies, documents and papers belonging to or relating to the trust estate; and in addition to the powers given to the Treasurer as hereinafter provided to delegate to any one or more of their number or to any other person or persons, as they may determine, the power to deposit, withdraw, and draw checks on any funds of the Trust.

            17. To give money or property of the Trust, including shares of this Trust, to or for such charitable purposes or objects and in such amounts as they may in their discretion determine.

            18. To invest and reinvest the money and assets of the trust estate in such manner as they may from time to time in their sole discretion determine, and to establish contingent or sinking funds, or both; and for such purposes to set aside periodically from the income of the Trust such money as they in their discretion may deem proper, and to invest and reinvest such funds.

            19. To determine in their sole discretion whether receipts by them shall constitute principal or income, and to allocate between principal and income any of the funds of the Trust, and to determine whether expenses or other payments shall be allocated to principal or income.

            20. To enter into and execute mortgages, leases, contracts and any other obligations, instruments or undertakings which may bind the Trustees and the trust estate for periods of time extending beyond the possible duration of this Trust.

            21. To construe any of the provisions of this Declaration of Trust, and to act on any such construction, and their construction of the same and any action taken in good faith pursuant thereto shall be final and conclusive on all parties in interest.
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                                                                               8


                                   ARTICLE VI
                      RESPONSIBILITY AND RIGHTS OF TRUSTEES
                      -------------------------------------

            1. No Trustee shall be liable for any act or default whatsoever of any other Trustee or of any agent, employee or representative of the Trustees; nor shall any Trustee be liable for any error of judgment, or for anything done or omitted by him in good faith; and each Trustee shall be answerable and accountable only for his own individual receipts, and for his own individual receipts, and for his own willful acts, neglects and defaults constituting a breach of trust knowingly committed by him in bad faith.

            2. Unless expressly required by vote of the Trustees, no Trustee shall be required to give any bond or surety to secure his performance as Trustee hereunder.

            3. The Trustees, and each of them, and each agent, employee or representative of the Trustees shall be entitled to reimbursement out of the trust estate for their or his reasonable expenses and outlays and shall be indemnified and reimbursed for any personal liability, loss, costs, expense or damage by then or him incurred or suffered in the administration of the trust estate or in conducting any business or performing any act authorized or permitted by this Declaration of Trust or any amendment thereto, but such indemnity or reimbursement shall be limited to the trust estate, and no shareholder shall be personally or individually liable therefor to any extent.

                                   ARTICLE VII
                                    OFFICERS
                                    --------

            1. The Trustees shall from time to time appoint from within their number a President, a Treasurer and a Secretary, and such other officers as they may deem proper from within or without their number, and may permit any officer so appointed to resign and may remove any such officer for any cause by the Trustees deemed sufficient; and they may fill any vacancy and appoint temporary officers to serve during the absence or disability of the regular officers or for any specific purpose. Every officer so appointed, unless otherwise determined by the Trustees, shall hold his office until the first meeting of the Trustees following the next succeeding annual meeting of the shareholders and thereafter until his successor has been chosen. Such officers shall receive such compensation, if any, as may from time to time be fixed by the Trustees and they shall have respectively, in addition to the powers and duties conferred and imposed upon them by the express provisions of this Declaration of Trust, such further power and
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                                                                               9


duties as may be conferred and imposed upon them or delegated to them from time to time by the Trustees.

            2. The President, if present, shall preside at all meetings of the Trustees and of the shareholders and in his absence a Temporary Chairman shall be chosen by the meeting. He shall, with the Treasurer, sign all certificates for shares of the Trust.

            3. The Treasurer shall keep accurate books of all the financial transactions of the Trust. If required by the Trustees, the Treasurer shall give bond for the faithful discharge of his duties and the premium on such bond shall be paid out of the trust estate. He shall deposit all funds of the Trust in such depositaries as may be selected by the Trustees, pay all its bills, collect all monies due to the Trust, and with the President sign all certificates for shares of the Trust. He may withdraw all sums on deposit with such depositaries, sign all checks or other writings in connection therewith, sign, execute, acknowledge and deliver in the name of the Trustees all authorized deeds, mortgages, bonds, contracts, leases and promissory notes and drafts, or other writings evidencing indebtedness of the Trustees, except in cases where the signing and execution thereof shall have been expressly delegated by the Trustees to some other Trustee, officer, agent or representative of the Trust.

            4. The Secretary shall attend all meetings of the Trustees and of the shareholders, shall give notice of all such meetings as required by the provisions hereof, and shall keep the minutes of all such meetings; and in his absence from any meeting a Temporary Secretary shall be chosen by the meeting to act in his place.

                                  ARTICLE VIII
                             SHARES AND SHAREHOLDERS
                             -----------------------

            1. The beneficial interest in the trust estate shall be in the holders from time to time of transferable shares, and shall consist of One Thousand (1,000) common shares, each having a par value of One Dollar ($1.00).

            2. This Declaration may be amended from time to time in the manner provided in Article XIII to authorize shares in addition to those originally authorized. All such additional shares may be of any class or series of preferred or common shares, with or without par value, and ranking pari passu with any class or series of shares previously issued, or having, as compared with any class or series of shares previously issued, any preferences, conversion or other special privileges or advantages, or any deferred or restricted rights whatsoever.
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            3. Authorized shares of the Trust may be issued from time to time in such amounts as the Trustees may determine, either for cash, services, securities, property or other value, or by way of stock dividend or in exchange for other shares of this Trust at the time outstanding, as full-paid or part-paid shares, and at such price and upon such terms as to valuation of services, securities, property or other value or other shares, or otherwise, as the Trustees may in their absolute discretion see fit and irrespective of the par value thereof, if any. No holder of shares of any class and no holder of other securities of this Trust shall, as such, have any preemptive or preferential right of subscription to or purchase of any securities of this Trust, except that additional shares authorized by amendment of the Declaration of Trust shall be offered to existing shareholders unless otherwise stated in such amendment. The Trustees may determine what part, if any, of the consideration received upon the issuance of any shares shall constitute paid-in surplus and the remainder (or the whole of such consideration, if the same shall be any more than the par value, if any, of such shares or if no such determination be made by the Trustee) shall constitute capital; and, in the case of the issue of stock as a stock dividend, the Trustees may likewise determine the amount to be transferred from surplus to capital account in respect of such shares.

            4. The Trustees may from time to time increase, decrease or adjust the capital account of the Trust. Unless otherwise determined by the Trustees no change in the share capital or capital account of the Trust shall give rise to any right on the part of any shareholder to receive a distribution of any assets of the Trust.

            5. Shares may, in the discretion of the Trustees, be acquired by the Trust either out of surplus or out of capital, and shares so acquired shall be either canceled or held in the treasury as an asset of the Trust, and may subsequently be sold by the Trustees from time to time, as they may in their discretion determine; provided however that, shares so held in the treasury shall not be entitled to dividends or voting rights, and shall not be deemed to be outstanding for any purpose whatsoever, and provided further that, the redemption and cancellation of any shares by the Trustees shall not reduce the number of authorized shares of the Trust.

            6. Every shareholder shall be entitled to receive a certificate specifying the number of shares held by him, such certificates to be in such form as the Trustees shall determine and to be signed by the President and the Treasurer of the Trust. In the case of the loss, mutilation or destruction of a share certificate, the Trustees may, upon submission to them of satisfactory evidence of such fact, issue a new one in its stead, and may, as a condition
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                                                                              11


of such issuance, require a bond of indemnity satisfactory to them.

            7. A register shall be kept under the direction of the Trustees which shall contain the names of the shareholders, their addresses as supplied by them, the number of shares held by them respectively, and a record of all transfers hereof. The person in whose name shares stand in said register shall be treated as the absolute owner thereof for all purposes hereof; and until the existing certificate is surrendered and a transfer made in accordance with the provisions hereof is recorded on said register, the Trustees shall not be affected by any notice, actual or constructive, of any transfer or of any right of any other person in such shares whatsoever.

            8. Except with respect to a transfer by operation of law, as hereinafter in this paragraph provided for, every transfer of shares shall be in writing under the hand of the transferor or his agent thereunder duly authorized in writing and upon delivery thereof to the Trustees, accompanied by the existing certificate for such shares, together with such evidence of the genuineness of such transfer, authorization and other matters as may be reasonably required by the Trustees. Every such transfer shall be recorded in the register and thereupon a new certificate for the shares transferred shall be issued to the transferee, and in case of a transfer of only a part of the shares represented by any certificate, a new certificate for the residue thereof shall be issued to the transferor. If any person shall become entitled to any shares in consequence of the death, bankruptcy or insolvency of any shareholder or otherwise by operation of law, then upon production of such evidence thereof as may be required by the Trustees, and upon delivery of the existing certificate to the Trustees, the transfer to such person shall be recorded in the register and such person shall receive a new certificate for such shares.

            9. The shares of the Trust shall constitute personal property entitling the shareholders and transferees and other persons becoming entitled to shares to such rights against the Trustees and the trust estate as are herein specifically set forth, and such rights shall at all times be subject to all of the terms and provisions of this Declaration of Trust; and no shareholder shall have any voice in the management or control of the property, affairs or business of the Trust. The shareholders shall not be liable for any action of the
Trustees hereunder, and the Trustees shall have no power to obligate or bind the shareholders personally. No shareholder shall be liable in any event except for payments, if any, due upon shares of this Trust held by such shareholder, and shareholders who, contrary to the provisions hereof, shall be held to any per-
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                                                                              12


sonal liability, shall be entitled pro rata to indemnity from the trust estate.

            10. Upon the death of any shareholder all shares held by him shall pass as part of his personal estate. The death, insolvency or incapacity of one or more of the shareholders, or any transfer of shares, shall not operate to terminate this Trust or affect its continuity in any way, nor shall it entitle any person to a dissolution of the Trust, to a partition of the trust estate or to any accounting.

            11. No future, limited or contingent interest shall be recognized other than that of the trustee of an express trust.

            12. Each share shall be entitled to one vote, and the shareholders may vote by proxy. The legal representative of any shareholder may vote the share of such shareholder upon submission to the Trustees of evidence satisfactory to them of the authority of such legal representative to act.

                                   ARTICLE IX
                                    MEETINGS
                                    --------

            1. The annual meeting of the shareholders shall be held on the second Thursday in May in each year, if not a legal holiday, and if a legal holiday, then on the first day following which is not a legal holiday, at the hour specified in the notice thereof sent in the manner hereinafter provided. In case the annual meeting for any year shall for any reason not be duly called or held, the Trustees or the President shall cause a special meeting to be held as soon as may be thereafter, in lieu of and for the purpose of such annual meeting, and all proceedings at such special meeting shall have the same force and effect as if taken at the regular annual meeting. At such annual meeting, Trustees shall be elected for the ensuing year, and the annual financial report of the Trustees shall be received, and such other business may be transacted as may be specified by the Trustees in the notice of the call thereof. Special meetings of shareholders shall be held whenever ordered by the Trustees or the President, or whenever requested by the holders of one-tenth (1/10) in interest of all the shares outstanding and entitled to vote.

            2. A written or printed notice of each meeting of the shareholders, whether annual or special, specifying the time, place and purposes thereof, shall be given by the Secretary, by mailing such notice, postage prepaid, to all shareholders entitled to vote thereat, at their addresses as shown in the register of the Trust, at least seven (7) days
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                                                                              13


before such meeting, but no notice of the time, place or purposes of any regular or special meeting of the shareholders shall be required if all the shareholders entitled to vote are present thereat, and no notice need to be given to any shareholder who himself, or by his attorney duly authorized by a writing which is filed with the records of the meeting, waives such notice either before or after such meeting.

            3. A majority of the shares issued and outstanding and having the right to vote shall constitute a quorum for the transaction of business, but less than such quorum may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, all matters properly brought before the meeting shall, except as herein otherwise expressly provided, be decided by a majority vote. For the purpose of determining the shareholders who are entitled to vote or act at any meeting or any adjourned session thereof, the Trustees may from time to time close the transfer books of the Trust for such period, not exceeding twenty (20) days prior to such meeting, as the Trustees may determine.

            4. An annual meeting of the Trustees shall be held as soon as practicable following the annual meeting of the shareholders. The Trustees may prescribe such rules in regard to all regular or special meetings as they may deem necessary, and may act with or without a meeting. A meeting of the Trustees may be held at any time and at any place when called by the President, Secretary or by two or more Trustees. No notice of the said annual meeting shall be required, but notice of each other meeting shall be given either by the Secretary or by the person or persons by whom such meeting is called by giving to each of the Trustees three (3) days notice of such meeting mailed, postage prepaid, to their usual addresses as contained on the books of the Trust, provided however that, it shall not be necessary to give notice of any such meetings as aforesaid to any Trustee who is present at the meeting or who either before or after the meeting waives such notice in writing.

                                    ARTICLE X
                                    DIVIDENDS
                                    ---------

            The Trustees in their discretion may from time to time declare dividends payable at any date fixed by them out of the earnings or surplus (whether paid-in or otherwise) of the trust estate, in cash or in property, including, without limiting the generality of the foregoing, securities of this Trust, and for that purpose may authorize issuance of certificates and scrip, and may capitalize all or any part of the surplus, and may determine the amount of money per share so capitalized; but no shareholder shall have any right to any
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                                                                              14


dividend, whether in cash, property or securities of the Trust, except when and as such dividends shall be paid pursuant to such declaration; and no shareholder or Trustee shall be liable personally for any such dividend, and every shareholder entitled thereto shall look only to the trust estate for the payment of any such dividend. In the absence of fraud, the determination of the Trustees as to the advisability of paying any dividend, as to the net profits, earnings and surplus of the Trust, and as to any evaluation of property, shall be final and conclusive.

                                   ARTICLE XI
                             RIGHTS OF THIRD PERSONS
                             -----------------------

            1. Every act or thing done or omitted, and every power exercised or obligation incurred by the Trustees or any of them, in the administration of the Trust or in connection with any business, property or concerns of the Trust and the trust estate, whether ostensibly in their own names or in their capacity as Trustees hereunder, shall be done, omitted, exercised or incurred by them as Trustees and not as individuals; and every person contracting or dealing with the Trustees, or any agent or representative of the Trustees acting within the scope of his authority, or any person having any claim against the Trustees, their authorized agents and representatives, whether founded in contract or tort, shall look only to the trust estate for the payment or satisfaction of the same; and no shareholder or Trustee, and no agent or representative of the Trustees acting within the scope of his authority, shall ever be personally liable for or on account of any contract, debt, tort, claim, damage, judgment or decree arising out of or connected with the administration or preservation of the trust estate or the conduct of the business of the Trust. A stipulation or notice to this effect shall be inserted in every contract, order or other instrument signed by the Trustees or their duly authorized agent and representatives, but the omission thereof shall not constitute a waiver of the foregoing provisions and shall not render the Trustees, their authorized agents or representatives, or any shareholder, personally liable.

            2. Any act or thing done by the Trustees, or by the duly authorized agents or representatives of the Trustees, shall, as to all persons dealing with such Trustees or such duly authorized agents and representatives of the Trustees, be conclusively deemed to be within the purposes of this Declaration of Trust, and within the powers of the Trustees. No person dealing with the Trustees or with any of them or with any duly authorized agent or representative of the Trustees, shall be bound to see the application of any funds or property passing into their hands or control.

            3. Any certificate signed by the President, Treasurer or Secretary, or by any two Trustees, setting forth as facts any matters affecting the trust estate or the powers and authority of the Trustees under this Declaration or with respect to any action taken by the Trustees or the shareholders, including statements as to who are the Trustees or the shareholders, shall be conclusive evidence as to the existence of the alleged facts, powers, authority or action in favor of all persons acting in reliance thereon.

                                   ARTICLE XII
                            DURATION AND TERMINATION
                            ------------------------

            1. Unless sooner terminated as hereinafter provided, the Trust hereby created shall continue for a period of twenty (20) years from and after the death of the last survivor of the three (3) original Trustees herein specifically named, and at the expiration of the period of time so limited the said Trust shall terminate. Neither the death, removal, resignation nor incapacity of any or all of the Trustees shall cause a termination of the Trust.

            2. The Trustees may terminate and dissolve this Trust at any time, but only with the consent of the owners of at least two-thirds (2/3rds) of the shares, or their proxies, voting at a meeting called for that purpose, pursuant to notice given as hereinabove provided and specifying the purpose of the meeting.

            3. Upon termination of the Trust for any cause, the Trustees shall liquidate the trust estate, wind up its affairs and dispose of its property and assets in such manner as they deem expedient, and after discharging all the legal obligations of the Trust shall distribute the proceeds among the shareholders in proportion to their respective interests, and for these purposes the Trustees shall continue to act hereunder until such duties have been fully performed. Upon such termination the Trustees may, in their discretion, distribute all or any part of the trust estate in kind pro rata to the shareholders if all of the shareholders consent thereto. In the event that the Trustees shall distribute any portion of the trust estate in kind, as aforesaid, the values determined by the Trustees in good faith and for the purposes of allocating such distribution among the respective shareholders shall be conclusive and binding upon all persons.

                                  ARTICLE XIII
                                   AMENDMENTS
                                   ----------

            The Trustees may alter, amend or add to this Declaration, and they may convey the trust estate to a new or other Trustee or Trustees or to a corporation, being first indemnified for any outstanding obligations or liabilities; except however that the Trustees shall not have the power to amend this Declaration so as to affect any right or liability of the shareholders except with the consent and approval of the owners of at least two-thirds (2/3rds) of the shares, or their proxies, voting at a meeting called for that purpose pursuant to notice given as hereinabove provided and specifying the purpose of the meeting and nature of the proposed amendment.

                                   ARTICLE XIV
                               GENERAL PROVISIONS
                               ------------------

            1. The interest of the shareholders in the trust estate shall at all times be considered personal property, and both the real estate and personal property comprising the trust estate shall constitute a single fund.

            2. In the event this Declaration of Trust shall be terminated, altered or amended, or in the event of the resignation of a Trustee or the election of a new Trustee not already acting, a certificate certifying such fact, executed in accordance with the provisions of paragraph 3 of Article XI hereof and duly acknowledged, shall within thirty (30) days from the effective date of such termination, alteration or amendment of this Declaration, or of such resignation or election of a Trustee, be recorded or registered in any Registry of Deeds or Registry District of the Land Court where this Trust is recorded or registered, provided however that, as to any person dealing with the Trustees or the trust estate, it shall be conclusively deemed that the Trustees as they appear from time to time on the records of any Registry of Deeds or Registry District of the Land Court where this Declaration of Trust is recorded or registered are the duly qualified and acting Trustees hereunder, and no such person shall be bound by any notice, actual or constructive, of any change in the office of Trustees not appearing of record as aforesaid.

            3. Except when the context otherwise requires, any expression used herein in the conjunctive or in the disjunctive, any expression in the singular or the plural shall include both the singular and the plural, and any expression in the masculine and the feminine shall include both the masculine and feminine and, where appropriate, the neuter.

            4. The headings of the Articles of this Declaration are inserted merely for convenience of reference and are not to be taken as any part of this Declaration or to control or affect the meaning, construction or effect of the same.

            5. This instrument is executed by the Trustees and delivered in the Commonwealth of Massachusetts, and the right of all parties and the construction and effect of every provision hereof shall be subject to and construed according to the laws of said Commonwealth.

            6. If any part or parts of this Declaration shall be held invalid, such invalidity shall not affect the remainder of this Declaration which shall in such case read as if such invalid part or parts did not exist.

            IN WITNESS WHEREOF, the said FAYE A. FLORENCE, LEONARD FLORENCE and
E. MERLE RANDOLPH executed this Declaration of Trust, as of the date first above written.


                                   /s/ Faye A. Florence
                                   -------------------------------
                                   FAYE A. FLORENCE


                                   /s/ Leonard Florence
                                   -------------------------------
                                   LEONARD FLORENCE


                                   /s/ E. M. Randolph
                                   -------------------------------
                                   E. MERLE RANDOLPH

COMMONWEALTH OF MASSACHUSETTS
COUNTY OF SUFFOLK

            On this 10th day of April, 1995 before me personally appeared FAYE
A. FLORENCE, to me known to be the person described in and who executed the foregoing Declaration of Trust, and acknowledged to me that she executed the same as her free act.


                                   /s/ Kathleen M. Barbeau
                                   --------------------------

COMMONWEALTH OF MASSACHUSETTS
COUNTY OF SUFFOLK

            On this 10th day of April, 1995 before me personally appeared LEONARD FLORENCE, to me known to be the person described in and who executed the foregoing Declaration of Trust, and acknowledged to me that he executed the same as his free act.


                                   /s/ Kathleen M. Barbeau
                                   --------------------------

COMMONWEALTH OF MASSACHUSETTS
COUNTY OF SUFFOLK

            On this 10th day of April, 1995 before me personally appeared E. MERLE RANDLOPH, to me known to be the person described in and who executed the foregoing Declaration of Trust, and acknowledged to me that he executed the same as his free act.


                                   /s/ Kathleen M. Barbeau
                                   --------------------------